PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-295906

Velo3D, Inc.

3,000,000 Shares of Common Stock

This prospectus relates to the proposed offer and resale or other disposition from time to time by the selling stockholder identified in this prospectus of 3,000,000 shares of our common stock, par value $0.00001 per share. The shares of common stock registered for resale by this prospectus are collectively referred to herein as the “Resale Shares.” We are registering the resale of the Resale Shares on behalf of the selling stockholder to satisfy certain registration rights that we have granted to the selling stockholder.

Our registration of the resale of the Resale Shares does not mean that the selling stockholder will offer or sell all or any of the Resale Shares. The selling stockholder may offer, sell or distribute all or a portion of its Resale Shares from time to time directly or indirectly through one or more underwriters, broker-dealers or agents, and in one or more public or private transactions, which may involve crosses or block transactions. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale or at negotiated prices. See the section entitled “Plan of Distribution” for more information.

We will not receive any proceeds from any sale of the Resale Shares by the selling stockholder pursuant to this prospectus. We have agreed to bear the expenses in connection with the registration of the resale of the Resale Shares to be offered by this prospectus by the selling stockholder except for any underwriting discounts and commissions or transfer taxes relating to the sale of the Resale Shares, which will be borne by the selling stockholder.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VELO.” On May 13, 2026, the closing price for our common stock was $21.01 per share.

We are a “smaller reporting company” as defined under federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained on page 6 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, as described on page 15 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated May 18, 2026

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference to exhibits to the registration statement of which this prospectus forms a part and any applicable prospectus supplement or amendment. Neither we nor the selling stockholder has authorized anyone to provide you with different information. Neither we nor the selling stockholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents filed as exhibits to the registration statement of which this prospectus forms a part, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholder identified in this prospectus under the caption “Selling Stockholder,” from time to time, of 3,000,000 shares of common stock. We are not selling any of the Resale Shares under this prospectus, and we will not receive any proceeds from the sale of the Resale Shares offered hereby by the selling stockholder.

Neither we, nor the selling stockholder, have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered, or shares are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

A prospectus supplement may add to, update, or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information” or incorporated by reference herein.

Unless the context otherwise indicates, references in this prospectus to “Company,” “we,” “our” and “us” refer, collectively to Velo3D, Inc., a Delaware corporation, and its consolidated subsidiaries.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus, any prospectus supplement and any free writing prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and/or incorporates by reference statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our market opportunity;
●	our expectations regarding our customers’ growing demand for additive manufacturing solutions;
●	our growth strategy, including our plan to rapidly increase the number of customer relationships we have globally in the coming years and our ability to rapidly scale our business model to meet customer demand;
●	our ability to execute our business plan, which may be affected by, among other things, competition and our ability to grow and manage growth profitably, raise financing in the near-term, fund our operating expenses, maintain relationships with customers and retain our key employees;
●	technological advancements being pursued by our R&D team;
●	our ability to service and comply with the terms of our indebtedness;
●	our ability to raise financing in the near-term and in the future;
●	whether our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements and our ability to continue as a going concern;
●	the potential for our business development efforts to maximize the potential value of our portfolio;
●	regulatory developments in the United States and foreign countries;
●	our expectations regarding our strategic realignment and related initiatives;
●	our expectations to bring and scale parts production with improvements in utilization efficiency and to enhance and advance our portfolio of AM solutions;
●	our capital requirements and needs for additional financing;
●	our expected financial performance;
●	our expectations regarding system sales, gross margin, revenues, and cash used in operating activities;
●	our expectations concerning the cost to manufacture new systems and costs of revenue;
●	our expectations regarding research and development costs, as well as selling, general and administrative, interest and marketing expenses;
●	our expectations regarding capital expenditures; and
●	other factors detailed under the section entitled “Risk Factors” herein.

These forward-looking statements are based on information available to us at the time of this prospectus or the documents incorporated by reference herein and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements, including those set forth in this prospectus in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement. Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

You should read this prospectus and any accompanying prospectus supplement, if any, completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. Before investing in our common stock, you should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You should also carefully read our consolidated financial statements and the related notes, and other documents incorporated by reference in this prospectus, as well as the exhibits to the registration statement of which this prospectus forms a part. Unless the context otherwise requires, the terms “Velo3D” the “Company,” “we,” “us,” “our” and similar references in this prospectus refer to Velo3D, Inc., the registrant on the cover page of the registration statement of which this prospectus forms a part.

Overview

We are a production-focused metal additive manufacturing technology company that develops and manufactures advanced metal additive manufacturing systems and provides production and engineering services that enable customers to manufacture high-value metal parts at scale.

Additive manufacturing (“AM”), also referred to as three-dimensional printing (“3D printing”), has historically been used primarily for prototyping and limited production applications. We believe the industry is transitioning toward production-scale deployment, particularly in defense, aerospace, energy and other industrial markets where supply chain resilience, rapid innovation cycles and complex engineering requirements are critical.

Our business combines two complementary operating models:

●	Equipment sales, consisting primarily of our Sapphire family of metal additive manufacturing systems and associated software; and
●	Production and engineering services, delivered through our Rapid Production Solutions (“RPS”) offering and Expert Services organization.

Together, these models allow customers to adopt additive manufacturing through printer ownership, service-based production or hybrid manufacturing deployments driven by program requirements, capital availability and manufacturing readiness.

We aim to enable our customers to build resilient supply chains for production parts across industries with a clear, reliable path from concept to production through our RPS offering. RPS utilizes our deep engineering expertise, cutting-edge technology and a fleet of Sapphire XC large-format metal 3D printers to accelerate path to production for our customers. Our ability to match process parameters Machine to Machine ensures repeatability and eliminates the variability that often plagues traditional AM platforms. Our technology supports production of mission-critical components such as propulsion hardware, hypersonic engine parts, thermal management systems, airframe components, and advanced munitions. These capabilities contribute to reduced lead times, minimized labor costs, and enhanced readiness while ensuring secure domestic manufacturing free of foreign technology dependencies.

Our strategy is to serve as a production enabler, helping customers move from early design exploration through qualified manufacturing and into sustained full-rate production using a consistent technology platform.

Our platform combines:

●	Flow print preparation software
●	The Sapphire family of metal additive manufacturing systems
●	Assure quality assurance software
●	Our proprietary Intelligent Fusion manufacturing process

These technologies are supported by our Expert Services engineering teams and RPS production capabilities, forming an integrated manufacturing platform designed to deliver scalable, repeatable and economically viable production outcomes.

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A key capability underlying our production services and commercial model is our ability to produce repeatable manufacturing outcomes across multiple systems and locations. Through validated manufacturing instructions, sometimes referred to internally as “Golden Print Files,” we capture process parameters, calibration conditions and build instructions required to manufacture a qualified part. Once established, these validated build files enable customers to reproduce parts across different Sapphire systems while targeting consistent geometry, material properties and performance outcomes.

We believe this repeatability enables a flexible production model in which customers may begin with first article and qualification builds through Velo3D-operated RPS and Expert Services and subsequently scale production through printer ownership, continued production services with Velo3D or deployment across a distributed network of contract manufacturers operating Sapphire systems.

Our Sapphire family of systems (collectively referred to as the “3D Printers”) give our customers who are in space, aviation, defense, automotive, energy and industrial markets the freedom to design and produce metal parts with complex internal features and geometries that had previously been considered impossible for AM. We believe that our part producibility is years ahead of our competitors as a result of our tool path generation software, namely “Flow,” which comprises custom low angle and within part feature based process customization.

Corporate Information

We were incorporated on September 11, 2020 as a special purpose acquisition company and a Cayman Islands exempted company under the name JAWS Spitfire Acquisition Corporation (“JAWS Spitfire”). On December 7, 2020, JAWS Spitfire completed its initial public offering. On September 29, 2021, JAWS Spitfire consummated the Merger pursuant to the Business Combination Agreement, whereby Merger Sub merged with and into Legacy Velo3D, with Legacy Velo3D surviving the merger as a wholly-owned subsidiary of the Company, on September 29, 2021. In connection with the Merger, JAWS Spitfire’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware, and JAWS Spitfire changed its name to Velo3D, Inc.

Our principal executive offices are located at 2710 Lakeview Court, Fremont, CA 94538, and our telephone number is (408) 610-3915. We maintain a website on the Internet at www.velo3d.com. Information on our website, or any other website, is not incorporated by reference in this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act, which allows us to take advantage of certain of the scaled disclosures available to smaller reporting companies and we are able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our annual reports on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Summary Risk Factors

Our business is subject to risks of which you should be aware before making an investment decision. You should carefully consider the risk factors described under the heading “Risk Factors,” and in the other reports and documents that we have filed with the SEC.

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THE OFFERING

Issuer	Velo3D, Inc.

Shares of Common Stock Offered by the Selling Stockholder	3,000,000 shares of common stock

Shares of Common Stock Outstanding After this Offering	26,216,822 shares of common stock

Use of Proceeds	All of the Resale Shares offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its own account. We will not receive any proceeds from the sale of the Resale Shares covered by this prospectus. See the section titled “Use of Proceeds.”

Offering Price	The selling stockholder will offer the Resale Shares offered by this prospectus at the prevailing market prices or at privately negotiated prices. See the section titled “Plan of Distribution.”

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market Symbol	VELO

The number of shares of common stock to be outstanding after this offering is based on 26,216,822 shares of our common stock outstanding as of March 31, 2026, and excludes:

●	1,026,090 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units;

●	4,216 shares of common stock issuable upon the vesting and exercise of outstanding stock options;

●	36,892 shares of common stock issuable upon the exercise of outstanding warrants; and

●	3,571,428 shares of common stock issued in the Company’s underwritten registered direct offering that closed on April 28, 2026.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified some of these factors below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference in this prospectus, as well as in other information included or incorporated by reference in this prospectus and any prospectus supplement. You should consider carefully these risks and uncertainties before deciding to invest in our common stock. If any of the risks identified herein or the risks identified as risk factors in the incorporated documents were to materialize, our business, financial condition, results of operations, and future growth prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part of or all of your investment in our common stock. See the section of this prospectus titled “Where You Can Find More Information.”

The trading price of the shares of our common stock has been and is likely to continue to be highly volatile, and purchasers of our common stock could incur substantial losses.

Our stock price has been and will likely continue to be volatile for the foreseeable future. The stock market in general and the market for additive manufacturing technology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above the price they paid.

In addition, in the past, stockholders have initiated class action and other lawsuits against additive manufacturing technology companies following periods of volatility in the market prices of these companies’ securities. Such litigation and any litigation that may be instituted against us, our officers and/or our directors in the future, could cause us to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

A substantial number of shares of our common stock could be sold into the public market in the near future, which could depress our stock price.

Sales of substantial amounts of common stock in the public market could reduce the prevailing market prices for our common stock. Substantially all of our outstanding common stock is eligible for sale as are shares of common stock issuable under vested and exercisable stock options. If our existing stockholders sell a large number of shares of our common stock, or the public market perceives that existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

We do not intend to pay dividends on our common stock, so any returns will be limited to increases, if any, in our common stock’s value. Your ability to achieve a return on your investment will depend on appreciation, if any, in the price of our common stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Any return to stockholders will therefore be limited to the appreciation in the value of their stock, if any.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Resale Shares covered by this prospectus and any accompanying prospectus supplement. All proceeds from the sale of the Resale Shares will be for the account of the selling stockholder named herein.

We will bear all other costs, fees and expenses incurred in effecting the registration of the offering and sale of the Resale Shares covered by this prospectus and any accompanying prospectus supplement, including, without limitation, all registration and filing fees, listing fees of The Nasdaq Stock Market LLC and fees and expenses of our counsel and our accountants. The selling stockholder will pay any discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by the selling stockholder in disposing of the Resale Shares covered by this prospectus.

DETERMINATION OF OFFERING PRICE

The prices at which the Resale Shares covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock or by negotiations between the selling stockholder and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our Second Amended and Restated Bylaws (the “Bylaws”), which are attached as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

The total amount of our authorized share capital consists of 500,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

Voting rights.

Each holder of common stock is entitled to one (1) vote for each share of common stock held of record by such holder on all matters voted upon by our stockholders; provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of common stock are not entitled to vote on any amendment to our Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (“DGCL”).

Dividend rights.

Subject to any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of shares of common stock are entitled to receive ratably, in proportion to the number of shares of common stock held by them, such dividends and other distributions in cash, stock or property of our company when, as and if declared thereon by our Board from time to time out of assets or funds of our company legally available therefor.

Rights upon liquidation.

Subject to the rights of holders of preferred stock, if any, in the event of any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of common stock upon such dissolution, liquidation or winding-up, if any, our remaining net assets will be distributed to the holders of shares of common stock and the holders of shares of any other class or series ranking equally with the shares of common stock upon such dissolution, liquidation or winding-up, equally on a per-share basis.

Other rights.

No holder of shares of common stock is entitled to preemptive or subscription rights contained in the Certificate of Incorporation or in the Bylaws. There are no redemption or sinking fund provisions applicable to common stock. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of any shares of preferred stock that we may issue in the future.

Preferred Stock

The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of common stock, restricting dividends on our capital stock, diluting the voting power of the common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of our company.

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Election of Directors and Vacancies

Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. The Board currently consists of five (5) directors, which are divided into three (3) classes, designated Class I, II and III.

Under the Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast is sufficient to elect such directors to the Board.

Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors hold office until the expiration of their respective terms of office and until their successors have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor has been elected and qualified.

Subject to the rights, if any, of any series of preferred stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of not less than 2/3 of our outstanding voting stock then entitled to vote at an election of directors. Any such director proposed to be removed from office is entitled to advance written notice as described in the Certificate of Incorporation.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by us, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and to any Bylaws adopted and in effect from time to time; provided, however, that no Bylaw so adopted will invalidate any prior act of the directors which would have been valid if such Bylaw had not been adopted.

Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the preferred stock.

Quorum

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting is given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

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Authorized But Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Special Meetings, and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of our stockholders, for any purpose or purposes, may be called only by the Chairperson of the Board, the Chief Executive Officer, the Lead Independent Director (as defined in the Bylaws), the President, or the Board acting pursuant to a resolution adopted by a majority of the Board and may not be called by the stockholders or any other person or persons. Such special meeting shall have, for the purposes of the Bylaws or otherwise, all the force and effect of an annual meeting. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than 60 days before the date fixed for the meeting. Business transacted at any special meeting of stockholders is limited to the purposes stated in the notice.

The Bylaws also provide that unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting. A stockholder proposal including the nomination of directors must also comply with the requirements of Rule 14a-19 under the Exchange Act. These provisions might discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company. Furthermore, the DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation and the Bylaws do not provide for cumulative voting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The Certificate of Incorporation provides that the provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66-2/3% in voting power of all the then-outstanding shares of common stock entitled to vote thereon; provided, however, that if at least 66-2/3% of the entire Board have approved such amendment or repeal of any provision of the Certificate of Incorporation, then such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting as a single class.

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The Bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board) or (B) without the approval of the Board, by the affirmative vote of the holders of 66-2/3% of our outstanding voting stock entitled to vote on such amendment or repeal, voting as a single class, provided that if 66-2/3% of the entire Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, then such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting as a single class.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “Business Combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

●	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

●	the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

●	the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Generally, a “Business Combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. This provision may encourage companies interested in acquiring our company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the Business Combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and the Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of our company or any of our subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons of the Company, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exclusive Jurisdiction of Certain Actions

The Certificate of Incorporation and the Bylaws require, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that derivative actions brought in the name of our company, actions against directors, officers and employees for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, actions to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws and actions asserting a claim against us governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provisions may have the effect of discouraging lawsuits against our directors and officers.

In addition, the Bylaws require that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States are the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

The foregoing provisions will not apply to any claims arising under the Exchange Act or any other claim for which the federal district courts of the United States are the sole and exclusive forum.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “VELO.”

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SELLING STOCKHOLDER

In connection with certain registration rights that we granted to the selling stockholder pursuant to an Exchange Agreement, dated as of December 24, 2024, that we entered into with Arrayed Notes Acquisition Corp. (“Arrayed Acquisition”), an entity controlled by Arun Jeldi, our Chief Executive Officer and a director, we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the Resale Shares offered by this prospectus from time to time on the Nasdaq Capital Market, in privately negotiated transactions or otherwise. The selling stockholder acquired the Resale Shares from us pursuant to an exemption from registration under the Securities Act.

The table below lists the selling stockholder and other information regarding its ownership of the shares of common stock offered hereby. The second column lists the number of shares of common stock beneficially owned by the selling stockholder as of May 12, 2026. The selling stockholder may have sold, pledged or transferred some or all of the common stock indicated below and may in the future sell or transfer some or all of the common stock indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. The third column lists the shares of common stock being offered by this prospectus by the selling stockholder. The fourth column assumes the sale of all of the shares of common stock offered by the selling stockholder pursuant to this prospectus. The selling stockholder may sell all, some or none of its shares of common stock in this offering. See “Plan of Distribution.”

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholder has sole voting and investment power with respect to all shares of common stock that it owns, subject to applicable community property laws. Beneficial ownership for the purposes of the table below is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The percentage of beneficial ownership is based on 29,801,002 shares of common stock outstanding as of May 12, 2026.

	Number of Shares Beneficially Owned Before the	Number of Shares that May Be Offered	Shares Beneficially Owned After the Offering
Name and Address of Selling Stockholder	Offering	Hereby	Number	Percentage
Arrayed Notes Acquisition Corp.	12,737,940	3,000,000	9,737,940	32.7%

(1)	As reported in a statement on Schedule 13D/A filed with the SEC on March 9, 2026, by Arrayed Acquisition, a subsidiary of Arrayed Additive, Inc. (“Arrayed”), Arrayed and Arun Jeldi. Mr. Jeldi is our Chief Executive Officer and a member of our Board. Arrayed Acquisition is the record owner of the shares. As the sole equity holder of Arrayed Acquisition, Arrayed may be deemed to beneficially own the shares. Mr. Jeldi is the Chief Executive Officer and sole equity holder of Arrayed, and therefore, Mr. Jeldi may be deemed to beneficially own the shares. The address for these persons is c/o Arrayed Additive, Inc., 6119 Guion Road, Indianapolis, IN 46254.

Collectively, 12,750,523 shares of common stock held by Arrayed Acquisition and Mr. Jeldi represent approximately 42.8% of the shares of common stock of the Company outstanding as of May 12, 2026.

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PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees, donees, transferees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of the Resale Shares covered hereby on the Nasdaq Capital Market, or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling the Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder also may transfer the securities in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We will not receive any proceeds from sales of any shares of common stock by the selling stockholder.

We cannot assure you that the selling stockholder will sell all or any portion of the shares of common stock offered hereby. The registration of the shares offered hereby does not necessarily mean that any of such shares will be offered or sold by the selling stockholder pursuant to this prospectus or at all.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

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LEGAL MATTERS

The validity of the common stock being offered by this prospectus will be passed upon for us by Troutman Pepper Locke LLP, Boston, Massachusetts. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of and for the years ended December 31, 2025 and 2024, incorporated by reference in this prospectus, have been audited by Frank, Rimerman + Co. LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus forms a part. Each of these statements is qualified in all respects by this reference.

You may read our SEC filings, including the registration statement of which this prospectus forms a part, over the Internet on the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for review on the website of the SEC referred to above. We also maintain a website at www.velo3d.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we filed with the SEC (File No. 001-39757):

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Form DEF 14A, filed with the SEC on April 27, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026;

●	our Current Reports on Form 8-K filed with the SEC on February 20, 2026 (as amended by Amendment No. 1 to Form 8-K/A filed with the SEC on April 27, 2026), March 6, 2026, March 24, 2026 (other than the information furnished under Item 2.02 of Form 8-K and exhibits furnished on such form that are related to such item), April 7, 2026, and April 27, 2026 (other than the information furnished under Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such item); and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 18, 2025, including any amendments or reports filed for the purposes of updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Velo3D, Inc., 2710 Lakeview Court, Fremont, California 94538, Attn: General Counsel, or by calling (408) 610-3915.

You also may access these filings on our website at www.velo3D.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). You may also access these filings at the SEC’s website at www.sec.gov.

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3,000,000 Shares of Common Stock

VELO3D, INC.

PROSPECTUS

May 18, 2026